UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2023

T STAMP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41252	81-3777260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia 30305

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (404) 806-9906

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	IDAI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director Mark Birschbach

On October 17, 2023, Mark Birschbach, a member of the Board of Directors of T Stamp Inc. (the “Company”), notified the Company of his intention to resign from the Company’s Board of Directors, as well from all other roles in the Company (including as chair of the Company’s Audit Committee, and as a member of the Company’s Compensation Committee and Nomination and Corporate Governance Committee) effective November 1, 2023.

Mr. Birschbach’s decision was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election of Director Charles E. Potts

On October 17, 2023, as permitted by the Company’s bylaws and certificate of incorporation, the Company’s Board of Directors elected Charles E. Potts to fill the vacancy on the Board of Directors that will occur upon Mr. Birschbach’s resignation. Effective November 1, 2023 upon Mr. Birschbach’s resignation, Mr. Potts will become a “Class I” member of the Board of Directors, chair of the Company’s Audit Committee, and a member of the Company’s Compensation Committee and Nomination and Corporate Governance Committee. Upon his election, Mr. Potts will serve in his capacity as a director until the next annual meeting of the Company’s stockholders, subject to the election and qualification of a successor and to Mr. Pott’s earlier death, resignation or removal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T STAMP INC.

By:	/s/ Gareth Genner
Name:	Gareth Genner
Title:	Chief Executive Officer

Dated: October 23, 2023